Exhibit 10.3.1

AMENDMENT NUMBER THREE

TO THE AMERICAN BAR ASSOCIATION

MEMBERS RETIREMENT TRUST

WHEREAS, pursuant to Article XV of the American Bar Association Members Retirement Trust Agreement (the “Agreement”), the Agreement may be amended by written agreement between the American Bar Retirement Association, now called “ABA Retirement Funds” (“ARF”) and State Street Bank and Trust Company (“Trustee”).

NOW, THEREFORE, BE IT RESOLVED, that, pursuant to the power of amendment contained in Article XV of the Agreement, the Agreement hereby is amended, effective as of the date hereof, as follows:

1.	The name “ABA Retirement Funds” is substituted for the name “American Bar Retirement Association” in each place where the latter appears, and the term “ARF” is substituted for the term “ABRA” in each place where the latter name appears.

2.	Article XVII hereby is amended by the addition of the following new Section 17.19 at the end thereof:

17.19	Affiliated Investment Advice Providers. Notwithstanding any provision to the contrary elsewhere herein, or in the ABA Members Plans , or in the Administrative and Investment Services Agreement, ARF may authorize and direct the engagement of an Affiliate of the Trustee to provide investment advice to Participants regarding the allocation of the assets held on their behalf under the Trust among the Funds, and in such event shall direct the Trustee to enter into an Investment Advisory Services Agreement approved by ARF with such Affiliate. Any such affiliated investment advice provider shall acknowledge in writing that it is a fiduciary within the meaning of Section 3(21)(A) of ERISA with respect to the Participating Plans and the Trust. In the event of any conflict between the provisions of this Section 17.19 and the provisions of the ABA Members Plans, the provisions of this Section 17.19 shall control.

IN WITNESS WHEREOF, ARF and the Trustee hereby cause this instrument to be executed by duly authorized officers this 24th day of January, 2006.

ABA RETIREMENT FUNDS		STATE STREET BANK AND TRUST COMPANY

By:	/s/ Donald Schiller	By:	/s/ Beth M. Halberstadt
Its:	President	Its:	Vice President